Unaudited Pro Forma Condensed Combined Financial Information

On May 5, 2017, Spark Energy, Inc. ("Spark" or the "Company") and CenStar Energy Corp., a New York corporation and a subsidiary of the Company ("CenStar"), entered into a Membership Interest and Stock Purchase Agreement (the “Verde Purchase Agreement”), with Verde Energy USA Holdings, LLC (the "Seller"), pursuant to which CenStar agreed to purchase, and the Seller agreed to sell, all of the outstanding membership interests and stock in the Verde Companies (as defined therein). On July 1, 2017 (the "Acquisition Date"), the Company and CenStar completed the acquisition from the Seller (the "Acquisition") of all of the membership interests and stock in each of the Verde Companies. Total consideration paid was approximately $85.8 million. The unaudited pro forma condensed combined financial information reflects the Acquisition and the following related events:

•
the Company's approximately $44 million of borrowings under its senior secured revolving credit facility ("Senior Credit Facility") to fund a portion of the cash consideration paid for the acquisition of the Verde Companies; and

•
the Company's approximately $15 million of borrowings from the Company's founder and majority shareholder through an existing subordinated debt facility ("Subordinated Debt Facility") to fund a portion of the cash consideration paid for the acquisition of the Verde Companies.

The unaudited pro forma condensed combined balance sheet as of March 31, 2017 is based on the Company’s historical financial statements and reflects the Acquisition and related events as if they had been consummated on March 31, 2017. The unaudited pro forma condensed combined statements of income for the year ended December 31, 2016 and the three months ended March 31, 2017 are based on the Company’s historical financial statements, and reflect the Acquisition and related events as if they had been consummated on January 1, 2016. The unaudited pro forma condensed combined financial statements and related notes should be read together with:

•	the separate historical audited financial statements of Spark as of and for the year ended December 31, 2016 included in Spark's Annual Report on Form 10-K for the year ended December 31, 2016;
•
the separate historical unaudited financial statements of Spark as of and for the three months ended March 31, 2017 included in Spark's Quarterly Report on Form 10-Q for the three months ended March 31, 2017;

•
the separate historical audited combined financial statements of the Verde Companies as of and for the year ended December 31, 2016, which are included as Exhibit 99.1 to this current report on Form 8-K/A; and

•
the separate historical unaudited condensed consolidated interim financial statements of the Verde Companies as of and for the three months ended March 31, 2017, which are included as Exhibit 99.2 to this current report on Form 8-K/A.

The unaudited pro forma condensed combined financial information presents the historical combined financial information of the Company and the Verde Companies after giving effect to the Acquisition and related events. They apply the assumptions, reclassifications and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial information based on currently available information, and are considered reasonable by management at the time of preparation. The adjustments could materially change, as both the determination of the purchase price and the allocation of the purchase price accounting for the Acquisition have not been finalized. There can be no assurance that these assumptions and the pro forma financial information will be indicative of actual combined performance or final purchase price accounting by the Company. Subsequent to the Acquisition, Spark controls all of the business of the Verde Companies and will consolidate the results of the Verde Companies.
The historical financial information has been adjusted to give pro forma effect to events that are directly attributable to the Acquisition transaction, are expected to have an ongoing effect on our consolidated results and are factually supportable. Pro forma adjustments related to the unaudited condensed combined balance sheet give effect to events that are directly attributable to the Acquisition transaction and are factually supportable regardless of whether they have an ongoing effect or are non-recurring. Total fees and costs of the Acquisition include legal, accounting and other fees and costs that have or will be expensed. The charges directly attributable to the Acquisition transaction represent non-recurring costs and were therefore excluded from the unaudited pro forma financial information. The unaudited pro forma financial information does not reflect the cost of integration activities or benefits from the Acquisition and synergies that may be derived, both of which may have a material effect on the consolidated results of operations in periods following completion of the Acquisition by CenStar.
The unaudited pro forma condensed combined financial statements and related notes are presented for informational purposes only and do not purport to represent the financial position or results of operations as if the Acquisition had occurred on the dates discussed above. They do not include any adjustments for any other pending or contemplated acquisitions of the Company or CenStar, except as described herein. They also do not project or forecast the consolidated financial positions or results of operations for any future date or period. The unaudited financial information set forth herein is preliminary and subject to adjustments and modifications. The audited financial statements and related notes are to be included in Spark's Annual Report on Form 10-K for the year ending December 31, 2017. Adjustments and modifications to the financial statements may be identified during the course of this audit work, which could result in significant differences from this preliminary unaudited financial information.

Unaudited Pro Forma Condensed Combined Balance Sheet
As of March 31, 2017
(In thousands of U.S. Dollars)

	Historical Spark	Verde Companies	Reclassification		Acquisition Adjustments		Spark Pro Forma
Assets
Currents assets:
Cash and cash equivalents	$24,931	$7,847	$—		$(6,785)	(g)	$25,993
Restricted cash	—	3,608	—		—		3,608
Accounts receivable	108,754	20,471	—		—		129,225
Accounts receivable—affiliates	2,013	—	—		—		2,013
Other receivables	—	224	—		(224)	(a)	—
Inventory	430	—	—		—		430
Fair value of derivative assets	2,388	—	—		—		2,388
Customer acquisition costs, net	18,515	—	—		—		18,515
Customer relationships, net	12,474	—	—		—		12,474
Prepaid assets	2,319	1,590	—		—		3,909
Deposits	6,264	—	—		—		6,264
Income taxes receivable	—	1,291	(1,291)	(d)	—		—
Other current assets	13,595	—	1,291	(d)	—		14,886
Total current assets	191,683	35,031	—		(7,009)		219,705
Property and equipment, net	4,389	—	—		4,355	(a2)	8,744
Fixed asset, net	—	3,975	—		(3,975)	(a)	—
Customer acquisition costs, net	8,776	—	—		—		8,776
Customer relationships, net	18,537	—	—		28,800	(a1)	47,337
Deferred tax assets	54,335	—	2,309	(d)	(5,093)	(a5)	51,551
Deferred income taxes	—	2,309	(2,309)	(d)	—		—
Goodwill	79,407	599	—		40,382	(a)(a4)	120,388
Other assets	8,690	—	815	(d)	3,300	(a3)	12,805
Deferred financing costs, net	—	3	—		(3)	(a)	—
Customer lists, net	—	2,883	—		(2,883)	(a)	—
Notes receivable	—	420	—		(420)	(a)	—
Security deposits and other assets	—	815	(815)	(d)	—		—
Total assets	365,817	46,035	—		57,454		469,306

Liabilities and Stockholder's Equity
Current liabilities:
Accounts payable	40,315	—	8,885	(d)	—		49,200
Accounts and sales taxes payable	—	2,302	(2,302)	(d)	—		—
Accounts payable—affiliates	3,217	—	—		—		3,217
Accrued liabilities	40,022	5,074	—		149	(f)	45,245
Accrued energy costs	—	6,583	(6,583)	(d)	—		—
Fair value of derivative liabilities	1,723	—	—		608	(c)	2,331
Current portion of Senior Credit Facility	22,236	—	—		7,500	(e)	29,736
Current portion of note payable	8,185	—	—		—		8,185
Current portion of note payable to Seller	—	—	—		10,000	(b)	10,000
Revolving line of credit	—	4,815	—		(4,815)	(a)	—
Collateral line of credit	—	4,444	—		(4,444)	(a)	—
Term loans current	—	7,691	—		(7,691)	(a)	—
Current contingent consideration for acquisitions	12,103	—	—		—		12,103
Other current liabilities	2,230	—	—		—		2,230
Total current liabilities	130,031	30,909	—		1,307		162,247
Long-term liabilities:
Fair value of derivative liabilities	4,964	—	—		—		4,964
Long-term payable pursuant to tax receivable agreement - affiliates	49,886	—	—		—		49,886
Long-term portion of Senior Credit Facility	—	—	—		41,022	(e)	41,022
Subordinated debt - affiliate	—	—	—		15,000	(e)	15,000
Long-term portion of note payable to Seller	—	—	—		10,000	(b)	10,000
Non-current deferred tax liability	139	—	—		—		139
Contingent consideration for acquisitions	4,083	—	—		5,400	(b) (h)	9,483
Other long-term liabilities	1,333	—	—		—		1,333
Total liabilities	190,436	30,909	—		72,729		294,074

Series A Preferred Stock, par value $0.01 per share, 20,000,000 shares authorized, 1,610,000 shares issued and outstanding at March 31, 2017	38,346	—	—		—		38,346

Stockholders' equity:
Common stock Class A	65	—	—	—		65
Common stock Class B	108	—	—	—		108
Verde common units ($0.001 par value); 2,581 issued at March 31, 2017	—	3		(3)	(a)	—
Member's equity	—	7,760	—	(7,760)	(a)	—
Additional paid-in capital	33,812	7,363	—	(7,363)	(a)	33,812
Accumulated other comprehensive (income)/loss	(7)	—	—	—		(7)
Retained earnings	4,625	—	—	(149)	(f)	4,476
Total stockholders' equity	38,603	15,126	—	(15,275)		38,454
Non-controlling interest in Spark HoldCo, LLC	98,432	—	—	—		98,432
Total equity	137,035	15,126	—	(15,275)		136,886
Total liabilities, series A preferred stock and stockholders' equity	$365,817	$46,035	$—	$57,454		$469,306

Notes to unaudited pro forma condensed combined balance sheet:

(a)
To remove the Verde Companies' equity, goodwill, fixed assets, capitalized customer lists costs, other receivables, deferred financing costs and debt instruments, as well as to record the purchase price allocation for identifiable assets of the Acquisition as listed in items 1 through 5 below.

1	To record the fair value of customer intangibles.
2	To record property and equipment to fair value the assets as follows: property and equipment of $1.7 million and capitalized software costs of $2.7 million.
3	To record the fair value of trademarks acquired of $3.3 million.
4	To record goodwill.
5	To record the deferred tax liabilities related to book to tax basis differences for purchase price step-up in the Verde Companies.
(b)
To record the estimated future earnout payments of $5.4 million and installment payments of $20.0 million, of which $10.0 million will be due by March 31, 2018, with the remaining $15.4 million recorded as a long-term liability.

(c)	To record the fair value derivative liability position of derivatives acquired, valued as of March 31, 2017.
(d)
Represents the reclassification of line items of the Verde Companies' financials to the comparable Spark Energy, Inc. financial statement line item to conform to Spark Energy, Inc.'s accounting policies.

(e)	To record the borrowings Spark Energy, Inc. would incur against its existing Senior Credit Facility and Subordinated Facility to fund the acquisition as of March 31, 2017.
(f)	To record an accrual for acquisition related costs incurred by Spark Energy, Inc.
(g)	To record $6.8 million cash on hand paid to the Seller on the Acquisition Date.
(h)
Under US GAAP, assets and liabilities assumed from a business combination that result from contingencies are required to be measured at fair value if readily determinable. CenStar will be required to pay the Seller 100% of the Adjusted EBITDA earned by the Verde Companies for the 18 months following the Acquisition Date that exceeds certain thresholds, subject to the achievement of defined customer count criteria. Historical Adjusted EBITDA, future Adjusted EBITDA projections, and present value factors were key drivers in the fair value assessment, which the Company considers a reasonable indicator of the current liability. The fair value of the contingent consideration will be remeasured at fair value through net income at the end of each reporting period following the Acquisition Date.

The Company has performed a preliminary valuation analysis of the fair market value of the Verde Companies' assets acquired and liabilities to be assumed, which has been reconciled to the consideration transferred below. The excess of consideration transferred over the identifiable assets and liabilities was allocated to goodwill. The Company applied fair value guidance in accordance with US GAAP to perform the purchase price allocation. These fair values reflect the price that management would expect to receive to sell an asset or pay to transfer a liability between market participants at the measurement date.

Cash and restricted cash	$828
Net working capital, net of cash acquired	19,956
Property and equipment	4,355
Intangible assets - customer relationships	28,800
Intangible assets - trademarks	3,300
Goodwill	40,981
Deferred tax liabilities	(5,093)
Fair value of derivative liabilities	(1,942)
Total purchase price, including working capital	$91,185

The preliminary purchase price allocation has been used to prepare pro forma adjustments in the pro forma balance sheet and income statement. The final purchase price allocation will be determined when the Company has completed the detailed valuations and necessary calculations. The final allocation could differ materially from the preliminary allocation used in the pro forma adjustments. The final allocation may include changes in allocations to intangible assets - customer relationships and intangible assets - trademarks, and other changes to assets and liabilities.

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2016
(In thousands of U.S. Dollars, except per share data)

	Historical Spark	Verde Companies	Reclassification		Acquisition Adjustments		Spark Pro Forma
Revenues:
Retail revenues	$547,283	$169,451	$548	(e)	$—		$717,282
Net asset optimization	(586)	—	—		—		(586)
Total revenues	546,697	169,451	548		—		716,696

Operating expenses:
Retail cost of revenues	344,944	—	118,456	(e)	37	(a)	463,437
Cost of energy sold	—	119,665	(119,665)	(e)	—		—
Selling and service	—	14,399	(14,399)	(e)	—		—
General and administrative	84,964	15,074	16,156	(e)	—		116,194
Depreciation and amortization	32,788	3,792	—		3,855	(b)	40,435
(Gain)/loss on disposal of asset	—	(1)	1	(e)	—		—
Total operating expenses	462,696	152,929	549		3,892		620,066
Operating income (loss)	84,001	16,522	(1)		(3,892)		96,630
Other (expense)/income:
Interest expense	(8,859)	(2,401)	—		(212)	(f)	(11,472)
Interest and other income	957	63	1		—		1,021
Total other expenses	(7,902)	(2,338)	1		(212)		(10,451)
Income (loss) before income tax expense	76,099	14,184	—		(4,104)		86,179
Income tax expense (benefit)	10,426	2,506	—		(941)	(c)	11,991
Net income (loss)	65,673	11,678	—		(3,163)		74,188
Less: Net income (loss) attributable to non-controlling interests	51,229	—	—		5,099	(d)	56,328
Net income (loss) attributable to Spark Energy, Inc. stockholders	14,444	11,678	—		(8,262)		17,860
Other comprehensive income (loss):							—
Currency translation gain	41	—	—		—		41
Comprehensive income (loss)	$65,714	$11,678	$—		$(3,163)		$74,229
Less: Comprehensive income attributable to non-controlling interests	51,259	—	—		5,099		56,358
Comprehensive income attributable to Spark Energy, Inc. stockholders	14,455	11,678	—		(8,262)		17,871

Net income attributable to Spark Energy, Inc. per share of Class A common stock
Basic	$1.27	N/A					$1.57
Diluted	1.11	N/A					$1.38

Weighted average shares of Class A common stock
Basic	11,402	N/A					11,402
Diluted	12,689	N/A					12,689

Notes to unaudited pro forma condensed combined statement of operations for the year ended December 31, 2016:

(a)
Represents the mark to market change of derivatives during the period presented for the Verde Companies, who historically took the normal purchase normal sale exemption and did not have its mark to market impacts on the statement of operations.

(b)
Represents depreciation and amortization on property and equipment of $1.2 million and amortizable intangible assets, including trademarks, of $6.4 million, respectively, recorded in connection with the Acquisition and related transactions. This is offset by the reversal of the historic Verde Companies' depreciation and amortization of $3.8 million. The following useful lives were utilized for calculating depreciation and amortization on a straight-line basis: 5 years for customer intangibles, 5 years for trademarks, and 3-5 years for property and equipment.

(c)	To record the provision for income tax expense at the statutory rate of 40%.
(d)	Represents the split of net income to the non-controlling interest based on the weighted average non-controlling interest ownership during the period presented.
(e)
Represents the reclassification of line items of the Verde Companies' financials to the comparable Spark Energy, Inc. financial statement line item to conform to Spark Energy, Inc.'s accounting policies, including the gross-up of $0.5 million of gross receipts taxes in retail revenues and retail cost of revenues that previously netted to $0.0 million in the Verde Companies' cost of energy sold.

(f)
The adjustment to record interest expense assumes the Company's $30.0 million borrowings under the Senior Credit Facility bridge loan, $14.0 million borrowings under the Senior Credit Facility working capital line and $15.0 million borrowings under its Subordinated Debt Facility were all obtained on January 1, 2016. The interest rate used for purposes of calculating interest expense for the Senior Credit Facility bridge loan in the unaudited pro forma condensed statement of operations was 4.75% for the year ended December 31, 2016. The interest rate used for purposes of calculating interest expense for the Senior Credit Facility working capital line in the unaudited pro forma condensed statement of operations was approximately 4.00% for the year ended December 31, 2016. The interest rate used for purposes of calculating interest expense for the Subordinated Debt Facility in the unaudited pro forma condensed statement of operations was 5.00% for the year ended December 31, 2016. A 1/8% increase or decrease in the interest rates would result in a change in interest expense of less than $0.1 million.

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Three Months Ended March 31, 2017
(In thousands of U.S. Dollars, except per share data)

	Historical Spark	Verde Companies	Reclassification		Acquisition Adjustments		Spark Pro Forma
Revenues:
Retail revenues	$194,539	$36,868	$115	(d)	$—		$231,522
Net asset optimization	(194)	—	—		—		(194)
Total revenues	194,345	36,868	115		—		231,328

Operating expenses:
Retail cost of revenues	143,698	—	25,791	(d)	(13)	(a)	169,476
Cost of energy sold	—	25,984	(25,984)	(d)	—		—
Selling and service	—	4,161	(4,161)	(d)	—		—
General and administrative	24,377	3,740	4,469	(d)	—		32,586
Depreciation and amortization	9,232	806	—		1,106	(b)	11,144
Loss on disposal of asset	—	5	(5)	(d)	—		—
Total operating expenses	177,307	34,696	110		1,093		213,206
Operating income (loss)	17,038	2,172	5		(1,093)		18,122
Other (expense)/income:
Interest expense	(3,445)	(499)	—		(111)	(f)	(4,055)
Interest and other income	199	18	(5)	(d)	—		212
Total other expenses	(3,246)	(481)	(5)		(111)		(3,843)
Income (loss) before income tax expense	13,792	1,691	—		(1,204)		14,279
Income tax expense (benefit)	2,406	124	—		(48)	(c)	2,482
Net income (loss)	11,386	1,567	—		(1,156)		11,797
Less: Net income (loss) attributable to non-controlling interests	9,117	—	—		347	(e)	9,464
Net income (loss) attributable to Spark Energy, Inc. stockholders	$2,269	$1,567	$—		$(1,503)		$2,333
Other comprehensive income (loss):							—
Currency translation loss	(49)	—	—		—		(49)
Comprehensive income (loss)	11,337	1,567	—		(1,156)		11,748
Less: Comprehensive income attributable to non-controlling interests	9,086	—	—		347		9,433
Comprehensive income attributable to Spark Energy, Inc. stockholders	2,251	1,567	—		(1,503)		2,315

Net income attributable to Spark Energy, Inc. per share of Class A common stock
Basic	$0.16	N/A					$0.17
Diluted	$0.16	N/A					$0.16

Weighted average shares of Class A common stock
Basic	12,995	N/A					12,995
Diluted	13,266	N/A					13,266

Notes to unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2017:

(a)
Represents the mark to market change of derivatives during the period presented for the Verde Companies, who historically took the normal purchase normal sale exemption and did not have its mark to market impacts on the statement of operations.

(b)
Represents depreciation and amortization on property and equipment of $0.3 million and amortizable intangible assets, including trademarks, of $1.6 million, respectively, recorded in connection with the Acquisition and related transactions. This is offset by the reversal of the historic Verde Companies' depreciation and amortization of $0.8 million. The following useful lives were utilized for calculating depreciation and amortization on a straight-line basis: 5 years for customer intangibles, 5 years for trademarks, and 3-5 years for property and equipment.

(c)	To record the provision for income tax expense at the statutory rate of 40%.
(d)
Represents the reclassification of line items of the Verde Companies' financials to the comparable Spark Energy, Inc. financial statement line item to conform to Spark Energy, Inc.'s accounting policies, including the gross-up of $0.1 million of gross receipts taxes in retail revenues and retail cost of revenues that previously netted to $0.0 million in the Verde Companies' cost of energy sold.

(e)	Represents the split of net income to the non-controlling interest based on the weighted average non-controlling interest ownership during the period presented.
(f)
The adjustment to record interest expense assumes the Company's $30.0 million borrowings under the Senior Credit Facility bridge loan, $14.0 million borrowings under the Senior Credit Facility working capital line and $15.0 million borrowings under its Subordinated Debt Facility were all obtained on January 1, 2016. The interest rate used for purposes of calculating interest expense for the Senior Credit Facility bridge loan in the unaudited pro forma condensed statement of operations was 4.90% for the three months ended March 31, 2017. The interest rate used for purposes of calculating interest expense for the Senior Credit Facility working capital line in the unaudited pro forma condensed statement of operations was 4.15% for the three months ended March 31, 2017. The interest rate used for purposes of calculating interest expense for the Subordinated Debt Facility in the unaudited pro forma condensed statement of operations was 5.00% for the three months ended March 31, 2017. A 1/8% increase or decrease in the interest rates would result in a change in interest expense of less than $0.1 million.